Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of D-Wave Quantum Inc. of our report dated March 15, 2022 relating to the consolidated financial statements of D-Wave Systems Inc., which appears in D-Wave Quantum Inc.’s Registration Statement on Form S-4/A (No. 333-263573).

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

October 12, 2022